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                                                                      EXHIBIT 11


                     COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                           THREE MONTHS ENDED
                                                                MARCH 31,
                                                           1996          1997
                                                           ----          ----
PRIMARY EARNINGS
  Income before extraordinary items                      $ 7,792       $ 8,675
  Extraordinary items                                        149            22
                                                         ---------------------
      Net Earnings                                       $ 7,941       $ 8,697
                                                         =====================

  Shares:
    Weighted average number of common
       shares outstanding                                 32,865        41,721
                                                         =====================
  Primary earnings per common share:
    Income before extraordinary items                    $  0.24       $  0.21
    Extraordinary items                                       --            --
                                                         ---------------------
      Net Earnings                                       $  0.24       $  0.21
                                                         =====================
FULLY DILUTED EARNINGS
  Income before extraordinary items                      $ 7,941       $ 8,697
  Net interest expense related to convertible debt           906           906
                                                         ---------------------
  Income before extraordinary items
    as adjusted                                            8,847         9,603
  Extraordinary items                                        149            22
                                                         ---------------------
      Net Earnings                                       $ 8,996       $ 9,625
                                                         =====================
  Shares:
    Weighted average number of common
       shares outstanding                                 33,158        41,721
    Assuming conversion of convertible debt                7,188         7,188
                                                         ---------------------
    Weighted average number of common
       shares outstanding, as adjusted                    40,346        48,909
                                                         =====================
 Fully diluted earnings per common share:
    Income before extraordinary items                    $  0.22       $  0.20
    Extraordinary items                                       --            --
                                                         ---------------------
      Net Earnings                                       $  0.22       $  0.20
                                                         =====================